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MEDIA CONTACT:                                            FOR IMMEDIATE RELEASE
Kimberly Mulcahy
(630) 955-7672


INVESTOR CONTACT:
Sarah Lewensohn
(630) 955-7602


           BUDGET GROUP ANNOUNCES PROGRESS ON RESTRUCTURING EFFORTS;
                    COMPANY TO TAKE CHARGE IN FOURTH QUARTER


LISLE, ILLINOIS, JANUARY 4, 2000 -- Budget Group, Inc. (NYSE: BD) has announced significant progress on a number of its recent initiatives. First, Budget has reached an amicable resolution of its differences with Ford Motor Company, which is the company's primary source of rental vehicles. This resolution, the terms of which are confidential, should ensure a mutually beneficial relationship between Ford and Budget for several years to come. Second, Budget confirmed that to the extent there are any remaining obligations relating to its acquisition of Ryder TRS, the company can make all payments in cash rather than issuing shares of stock.

         Budget also disclosed that, in addition to previously announced initiatives, it will: exit the car sales business; consolidate its Ryder TRS headquarters and field operations into its North American vehicle rental division; and sell remaining non-core assets. These measures are part of an effort to reduce overhead and other expenses by an estimated $100 million annually.

         As a result of these initiatives, the company will take restructuring, one-time charges and other fourth quarter adjustments of $90-95 million pre-tax, $60-65 million after-tax, which includes charges associated with the elimination of approximately 1,000 non-customer service related positions. Budget also announced that it expects its 1999 fourth quarter earnings from continuing operations, before the pre-tax charge, to be in line with analysts' consensus estimates.



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Budget Group Restructure - page 2



FOURTH QUARTER UPDATE:

1) Exit car sales: The company has decided to exit the car sales business as an owner/operator and transition to a franchiser of used car sales locations, providing back-office support and services in exchange for franchise fees. Budget entered into a joint venture to facilitate this transition, transferring seven locations into the venture. Budget also sold three locations and closed one other during the quarter.
     Currently, the company has 40 royalty paying franchised car sales locations.

2) Consolidate North American vehicle rental operations: The company closed its Premier insurance replacement division including its Indianapolis headquarters, absorbing all functions at its Lisle, Illinois headquarters and shared services support center in Orlando.

3) Expand European operations: Budget International re-established a critical part of its European network, opening in 13 key airport locations in Germany, the second largest rental car market in the world, and establishing a head office in Frankfurt. At year end, the company operated 118 locations (versus 30 the prior year) in France and 55 (versus 18 the prior year) in the U.K.

4) Dispose of non-core assets: Budget has received a number of expressions of interest from both strategic and financial buyers for its principal non-core assets, VPSI and Cruise America. The company has also expanded the non-core asset sale list to include certain assets associated with its car sales business.

         "Our focus is on increasing pre-tax margins and returns on capital in our core car and truck rental operations," said Sandy Miller, Budget Group Chairman and CEO. "By concentrating our financial and management resources we can more readily take advantage of cost reduction and revenue improvement opportunities in our business."

2000 GOALS/MILESTONES:

1) Exit car sales: The company will close its car sales headquarters in Indianapolis, and transfer five additional used car sales locations to the joint venture by the end of the first quarter. Budget will sell the remaining locations during the second and third quarters.



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Budget Group Restructure - page 3



2) Consolidate North American vehicle rental operations: The company will consolidate Ryder's Denver headquarters, field functions and back-office staff into Budget's North American vehicle rental operations by year-end. It will also integrate its Premier Car Rental field operations, convert 99 locations to Budget and close 39 redundant and/or unprofitable locations in the first quarter.

3) Expand European operations: Budget International will continue the rebuilding of its network in Germany, adding approximately 150 agency and licensee locations by year-end.

4) Dispose of non-core assets: The company will continue the orderly disposition of non-core assets to quickly free up capital while maximizing value.

         "The actions taken in the fourth quarter demonstrate our ability to execute our restructuring plan," said David Siegel, Budget Group President and Chief Operating Officer. "We intend to step up the pace of change in our core business, while exiting remaining non-core businesses in 2000."

         Budget Group, Inc. is a global network of transportation related businesses which includes Budget Rent a Car, the world's third largest car and truck rental system, and Ryder TRS, the nation's second largest consumer truck rental company. For more information, visit the company's Web site at www.budgetgroup.com.

         Statements made in this press release that are not historical in nature may include "forward-looking statements" within the meaning of the federal securities laws. Such forward-looking statements include, among others, those relating to:

         - the amount and timing of restructuring, one-time charges, and other fourth quarter adjustments to be recorded by the company and the amount of overhead and cost savings to be realized;

         - the timing and effectiveness of the measures expected to be implemented during 2000, including the sale of non-core businesses, the disposition of car sales assets, the consolidation and integration of other operations; and

         - expectations for pre-tax earnings from continuing operations in the fourth quarter of 1999.



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Budget Group Restructure - page 4



         Forward-looking statements involve risks, uncertainties and other factors that could cause the Company's actual future activities and results of operations to differ materially from those suggested or described in these statements. The expected restructuring and one-time charges and related overhead and cost savings, the measures to be implemented during 2000, and the expectations relating to the results of operations for the fourth quarter of 1999 and 2000 are estimates or expectations based on current assumptions which management believes to be reasonable at this time. In addition, other risks to our business include, among others, the following: integration of the Premier business operations and realignment of the Ryder business operations into Budget's North American Rental Operations; successful implementation of our car sales exit strategies; successful disposition of non-core businesses; seasonality; competition; our potential obligation to make a make-whole payment; the availability and terms of financing for our business; our dependence on a principal vehicle supplier; possible changes in manufacturers' repurchase programs; litigation with a former franchisee; the impact of various types of regulations; additional risks of international operations; whether our investments and cost-cutting initiatives will be successful; and our recent losses. These factors and conditions could be substantially different than we currently anticipate, and the Company's business could be affected by other factors, so that the Company's actual future activities and results of operations may differ materially from the forward-looking statements we have made in this press release. The Company is not undertaking any obligation to update these forward-looking statements or risk factors, whether as a result of new information, future events or otherwise. Additional information concerning such matters is contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and other documents subsequently filed by the Company with the SEC, all of which are available from the Company or the SEC.



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